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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  DECEMBER 19, 1997



                           DIGITAL SOUND CORPORATION
              (Exact Name of Registrant as Specified in Charter)


        CALIFORNIA                 0-18280                    95-3222624
(State or Other Jurisdiction     (Commission               (I.R.S. Employer
     of Incorporation)           File Number)             Identification No.)



       6307 CARPINTERIA AVENUE
       CARPINTERIA, CALIFORNIA                              93013
(Address of Principal Executive Offices)                  (Zip Code)



      Registrant's telephone number, including area code:  (805) 566-2000



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

     On December 19, 1997 (the "Closing Date"), Digital Sound Corporation (the "Company") consummated a private placement of the Company's convertible securities with certain investors (collectively, the "Investors") for an aggregate of approximately $20 million pursuant to a Preferred Stock Purchase Agreement (the "Purchase Agreement") which is attached hereto as Exhibit 10.1. Pursuant to the Purchase Agreement, the Company (i) sold for cash (A) 1,785,000 shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred") and (B) $6,612,502.50 aggregate principal amount of the Company's Convertible Promissory Notes (the "Notes" and together with the Series B Preferred, the "Securities") and (ii) exchanged the 2,631,579 shares of Series A Convertible Preferred Stock (the "Series A Preferred") held by affiliates of Oak Investment Partners ("Oak") for 666,667 shares of the Series B Preferred. The Company sold the securities at a price of $0.75 per share of Common Stock on an as-converted basis. One of the Investors is Microsoft Corporation, which purchased an aggregate of $5 million of the Securities. Affiliates of Oak also purchased an aggregate of $5 million of the Securities.

     The terms of the Securities, the Purchase Agreement and the transactions contemplated thereby were approved by a Special Committee of the Board of Directors of the Company at a meeting on December 5, 1997 and by the Board of Directors of the Company at a meeting on December 12, 1997. Houlihan Lokey Howard & Zukin delivered an opinion dated December 5, 1997 to the Board of Directors to the effect that the transactions contemplated by the Purchase Agreement as set forth in clauses (i) and (ii) of the foregoing paragraph are fair to the public shareholders of the Company's Common Stock from a financial point of view.

     The Securities and the Common Stock issuable upon exercise of the Series B Preferred have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are therefore subject to certain restrictions on transfer. Concurrently with the execution of the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the "Registration Rights Agreement") granting the Investors certain registration rights with respect to the Common Stock issuable upon exercise of the Series B Preferred. A summary of the terms of the Registration Rights Agreement is set forth below.

       The Notes automatically convert into the Series B Preferred at a conversion price of $7.50 per share (the "Note Conversion Price") if the Company's shareholders approve an amendment to the Company's Ninth Amended and Restated Article of Incorporation (the "Articles of Incorporation") authorizing a sufficient increase in the number of shares of the underlying Common Stock at the next annual shareholders meeting ("Shareholder Approval"). Pursuant to the Purchase Agreement, the Company is required to hold an annual shareholders meeting as expeditiously as reasonably practicable and in no event, subject to certain conditions, later than April 15, 1998. Each share of Series B Preferred is convertible into 10 shares of Common Stock, subject to certain antidilution adjustments.

     The Company was granted an exception by the National Association of Securities Dealers, Inc. (the "NASD") to issue the Securities without prior shareholder approval pursuant to NASD Rule 4460(i)(2). Upon consummation of this offering, the Company has 58,198,262 shares of Common Stock outstanding or subject to issuance upon exercise or conversion of outstanding options, warrants or convertible securities.

SERIES B CONVERTIBLE PREFERRED STOCK

     The rights, preferences, privileges and restrictions of the Series B Preferred are set forth in the Certificate of Determination (the "Series B Certificate") filed by the Company with the Secretary of State of the State of California on December 16. 1977. The Series B Certificate is filed herewith as
Exhibit 3.1 and the following descriptions of certain of the rights, preferences, privileges and restrictions of the Series B Preferred are qualified in their entirety by reference to such Exhibit.

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       Series.  The Series B Certificate creates 3,373,334 shares of Series B
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Preferred.

       Dividends.  The holders of the Series B Preferred  are entitled to
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dividends at the applicable dividend rate for each share of the underlying
Common Stock into which the Series B Preferred is convertible. Dividends on the Series B Preferred are not mandatory or cumulative and no rights accrue to the holders of Series B Preferred if the company fails to declare dividends on the Series B Preferred.

       Liquidation Preference.  The Series B Preferred ranks pari passu with the
       ----------------------
Series A Preferred of which, as of the closing of the transactions contemplated by the Purchase Agreement, there is none outstanding. Upon liquidation, the holders of the Series B Preferred are entitled, to the extent funds are available therefor, to $7.50 per share plus all accrued and unpaid dividends thereon.

       Voting. The Series B Preferred is entitled to a number of votes equal to
       ------
the number of shares of Common Stock into which such shares of Series B Preferred could be converted. Except as otherwise required by law, the Series B Preferred and the Common Stock vote together and not as separate classes.

       Conversion.  The Series B Preferred is convertible at any time at the
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option of the holder into Common Stock, initially at a conversion price (the
"Series B Preferred Conversion Price") of $0.75 per share of Common Stock. In addition to customary antidilution provisions, the Series B Preferred Conversion Price is subject to adjustment for certain issuances of the Company's Common Stock if the consideration per share of such issuance is less than the Series B Preferred Conversion Price. Upon such an issuance, the Series B Preferred Conversion Price would be reduced, subject to certain conditions, to such consideration per share which is less than the Series B Preferred Conversion Price. The Series B Preferred is also subject to automatic conversion upon the earliest to occur of an event that would cause the Series B Preferred to be required to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or upon the filing with the Secretary of the Company of the written approval of the holders of more than 50% of the outstanding shares of the Series B Preferred.

CONVERTIBLE PROMISSORY NOTE

       A form of Note is filed as Exhibit 10.2 hereto and the following description of the terms and conditions of the Notes are qualified in their entirety by reference to such Exhibit.

       The Notes automatically convert upon Shareholder Approval. A holder of a Note may declare the principal and all accrued interest, at a rate of 7%, to become immediately due and payable upon certain events of default, including, without limitation, (i) the Company's shareholders vote at a meeting of such shareholders at which a quorum is present on a resolution that would constitute Shareholder Approval if duly approved by such shareholders, and such resolution is not duly approved by such shareholders at such meeting, (ii) the Company shall be in breach of any of the terms and conditions of, or be in default under, the Purchase Agreement or (iii) the annual shareholders meeting shall not be held within the time limitations in the Purchase Agreement as set forth above. If at any time prior to Shareholder Approval, the Company pays or makes any dividend or distribution on the Series B Preferred, that dividend or distribution must also be paid or made to the holders of the Notes as if the Notes had been converted into such Series B Preferred. The Note Conversion Price is subject to customary antidilution protection.

REGISTRATION RIGHTS AGREEMENT

       A form of the Registration Rights Agreement is filed as Exhibit 10.3 hereto and the following description of the terms and conditions of the Registration Rights Agreement are qualified in their entirety by reference to such Exhibit.

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       The Registration Rights Agreement provides specified registration rights with respect to the Common Stock issued or issuable (i) upon conversion of the Series B Preferred or (ii) pursuant to a stock dividend, stock split or other distribution with respect to such Common Stock ("Restricted Stock"). Prior to the seventh anniversary of the Closing Date, the holders of no fewer than 35% of the shares of such Restricted Stock have the right to require the Company on two occasions to register shares of Restricted Stock that are otherwise not eligible for sale under Rule 144 of the Securities Act within a three-month period and have an anticipated aggregate offering price of at least $2.5 million. In addition, holders of Restricted Stock are granted the right to participate in any other registration of Common Stock which the Company undertakes (other than a registration of shares in connection with an employee or similar benefit plan or a corporate reorganization on Forms S-4 or S-8), but subject to certain underwriter cutbacks and hold-back agreements. All expenses of registration (including one counsel for the registering holders), excluding underwriters' and brokers' discounts and commissions, will be paid by the Company. The Company and the holders of Restricted Stock are subject to customary indemnification rights and procedures. Holders may not transfer the registration rights without the prior written consent of the Company except in connection with the simultaneous transfer to the same transferee of no less than the lesser of 200,000 shares of Restricted Stock or all of the shares of Restricted Stock then held by such holder, unless such transfer is to an Investor or to an affiliate of an Investor.


     The terms and conditions of the Securities, the Purchase Agreement, the Registration Rights Agreement and the related transactions are set forth in the transaction documents filed herewith.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.



         3.1 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series B Convertible Preferred Stock of Digital Sound Corporation.
        10.1 Preferred Stock Purchase Agreement by and among Digital Sound Corporation and the Investors named in Annex A thereto.
        10.2    Form of Convertible Promissory Note.
        10.3 Registration Rights Agreement by and among Digital Sound Corporation and the Investors whose names are listed in Annex A to the Preferred Stock Purchase Agreement.

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                                  SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                 Digital Sound Corporation



                                 By: /s/ Mark C. Ozur
                                     ---------------------------
                                         Mark C. Ozur
                                     President and Chief
                                     Executive Officer


Dated: December 23, 1997         By: /s/ B Robert Suh
                                     ---------------------------
                                         B. Robert Suh
                                     Vice President, Finance
                                    and Chief Financial Officer

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                                 EXHIBIT INDEX



EXHIBIT
NUMBER         DESCRIPTION
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 3.1           Certificate of Determination of Rights, Preferences, Privileges
               and Restrictions of Series B Convertible Preferred Stock of
               Digital Sound Corporation.
10.1           Preferred Stock Purchase Agreement by and among Digital Sound
               Corporation and the Investors named in Annex A thereto.
10.2           Form of Convertible Promissory Note.
10.3           Registration Rights Agreement by and among Digital Sound
               Corporation and the Investors whose names are listed in Annex A to the Preferred Stock Purchase Agreement.